                                                                Exhibit 5.2

                   [LETTERHEAD OF CAHILL GORDON & REINDEL LLP]

                                September 9, 2005

Elan Finance public limited company
Elan Finance Corp.
Elan Corporation, plc

c/o Elan Corporation, plc
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland

               Re:     7 3/4% Senior Fixed Rate Notes due 2011 and Senior
                       Floating Notes due 2011
                       --------------------------------------------------

Ladies and Gentlemen:

                  We have acted as United States and New York counsel to Elan
Finance Corp., a Delaware corporation ("Elan Finance Corp."), and Elan Finance public limited company, an Irish public limited company ("Elan Finance plc" and, together with Elan Finance Corp., the "Co-Issuers"), and to Elan Corporation,
plc, an Irish public limited company ("Elan"), and certain of Elan's subsidiaries listed on Exhibit A hereto (each a "Delaware Guarantor" and collectively the "Delaware Guarantors") in connection with the Co-Issuers'
Registration Statement, as amended, on Form F-4 (the "Registration Statement")
as filed with the United States Securities and Exchange Commission (the
"Commission"), with respect to the Co-Issuers' offer to exchange (the "Exchange
Offer") up to $850,000,000 of the Co-Issuers' 7 3/4% Senior Fixed Rate Notes due
2011 (the "Fixed Rate Exchange Notes") and up to $300,000,000 of the Co-Issuers'
Senior Floating Rate Notes due 2011 (the "Floating Rate Exchange Notes" and,
together with the Fixed Rate Exchange Notes, the "Exchange Notes") for an
identical principal amount of Co-Issuers' outstanding 7 3/4% Senior Fixed Rate
Notes due 2011 (the "Fixed Rate Outstanding Notes") and the Co-Issuers'
outstanding Senior Floating Rate Notes due 2011 (the "Floating Rate Outstanding
Notes" and, together with the Fixed Rate Outstanding Notes, the "Outstanding
Notes"). Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

                  The Exchange Notes are to be issued under an Indenture, dated as of November 16, 2004 (the "Indenture"), among the Co-Issuers, the Delaware
Guarantors, the entities listed on Exhibit B attached hereto (the "Other
Guarantors" and, together with the Delaware Guarantors, the "Guarantors;" the
Guarantors, together with the Co-Issuers, the "Issuers")

and The Bank of New York, as trustee (the "Trustee"). The Exchange Notes will initially be represented by permanent global bearer notes without interest coupons (the "Global Bearer Notes"). The Global Bearer Notes will be deposited with The Bank of New York, as global note depositary and custodian (the "Global
Note Depositary and Custodian"), pursuant to the Deposit and Custody Agreement, dated as of November 16, 2004, among the Issuers and the Global Note Depositary and Custodian (the "Deposit and Custody Agreement") for the benefit of the holders from time to time of beneficial interests in the Global Bearer Notes.
Pursuant to the Deposit and Custody Agreement, the Global Note Depositary and
Custodian will issue a global receipt with respect to each Global Bearer Note each representing a 100% interest in such Global Bearer Note (each such receipt, a "Global Receipt"), which will be deposited with the Trustee for, and registered in the name of, The Depository Trust Company ("DTC") or its nominee for credit to an account of a direct or indirect participant in DTC. The
Indenture, the Exchange Notes, the Guarantees and the Deposit and Custody
Agreement are collectively referred to as the "Transaction Documents". The
Delaware Guarantors and Elan Finance Corp. are collectively referred to as the
"Delaware Issuers". The Issuers other than the Delaware Issuers are collectively referred to as the "Other Issuers".

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinion expressed below.

                  In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

                  Based on the foregoing and subject to the qualifications and assumptions set forth herein, it is our opinion that:

                  1. Each Delaware Issuer is validly existing as a corporation or limited liability company in good standing under the laws of the State of
Delaware, has the power and authority to own, lease and operate its properties as described in the Registration Statement and has the power and authority to execute, deliver and perform its obligations under the Transaction Documents.

                  2. The Indenture has been duly authorized, executed and
delivered by each Delaware Issuer and, assuming due authorization by the Other
Issuers, has been duly executed by the Other Issuers, to the extent that execution is governed by New York law, and has been duly delivered by the Other
Issuers, to the extent that delivery is governed by New York law, and (assuming the due authorization, execution and delivery of the Indenture by the Trustee)
is a legal, valid and binding agreement of each Issuer, enforceable against each
Issuer in accordance with its terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws of general applicability now or hereinafter in effect relating to or affecting

                                      -2-

creditors' rights and remedies generally and (B) general equitable principles and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  3. The Deposit and Custody Agreement has been duly authorized, executed and delivered by each Delaware Issuer and, assuming due authorization of the Deposit and Custody Agreement by the Other Issuers, has been duly executed by the Other Issuers, to the extent that execution is governed by New
York law, has been duly delivered by the Other Issuers, to the extent that delivery is governed by New York law, and (assuming the due authorization, execution and delivery of the Deposit and Custody by the Global Note Depositary
and Custodian) is a legal, valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms, except that (i)
the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws of general applicability now or hereinafter in effect relating to or affecting creditors' rights and remedies generally and (B) general equitable principles and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) rights to indemnity and contribution may be limited by applicable securities laws and public policy.

                  4. The Exchange Notes have been duly authorized by Elan
Finance Corp. Assuming the Registration Statement, as finally amended, has become effective under the Securities Act of 1933, as amended (the "Act"), the
Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and the Exchange Notes have been executed, authenticated and delivered in accordance with the terms of the Indenture and the Exchange
Offer, the Exchange Notes will be legal, valid and binding obligations of the
Co-Issuers, enforceable against the Co-Issuers in accordance with their terms and entitled to the benefits provided by the Indenture, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws of general applicability now or hereinafter in effect relating to or affecting creditors' rights and remedies generally and (B) general equitable principles and the discretion of the court before which any proceeding therefore may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  5. The Guarantees have been duly authorized by the Delaware
Guarantors. Assuming the Registration Statement, as finally amended, has become effective under the Act, the Indenture has been qualified under the TIA and the
Exchange Notes have been executed and authenticated in accordance with the provisions of the Indenture and the Exchange Offer and the Indenture have been duly authorized by each Other Issuer, each Guarantee will be a legal, valid and binding obligation of the Guarantors, enforceable against the Guarantors in accordance with their terms and entitled to the benefits provided by the
Indenture, except that the enforceability thereof may be subject to (A)
bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws of general applicability now or hereinafter in effect relating to or affecting creditors' rights and remedies generally and (B)
general equitable principles and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

                                      -3-

                  We are members of the Bar of the State of New York and do not purport to be experts in, or to express any statement concerning the laws of, any jurisdictions other than the laws of the State of New York, the Delaware
General Corporation Law, the Limited Liability Company Act of the State of
Delaware and the federal laws of the United States of America.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption
"Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                             Very truly yours,

                             /s/ Cahill Gordon & Reindel LLP

                                       -4-

                        EXHIBIT A -- DELAWARE GUARANTORS

Athena Neurosciences, Inc.
Athena Neurosciences Finance, LLC
Elan Drug Delivery, Inc.
Elan Pharmaceuticals, Inc.

                          EXHIBIT B -- OTHER GUARANTORS

Elan Corporation, plc
Athena Neurosciences Finance, LLC
Elan Holdings, Inc.
Drug Research Corporation, public limited company
Elan Holdings Limited
Elan Innovations Limited
Elan Management Limited
Elan Medical Technologies Limited
Elan Medical Technologies (Ireland) Limited
Elan Pharma Limited
Elan Pharma International Limited
Elan Transdermal Limited
Elan One Limited
Elan Four Limited
The Institute of Biopharmaceutics Limited
Monksland Holdings Company
Tackson Limited
Elan Pharma Limited
Athena Neurosciences (Europe) Limited
G.W.Carnrick Co. Limited
Meadway Pharmaceuticals Ltd.
The Liposome Company Limited
Monksland Holdings B.V.
Elan Pharma B.V.
Axogen Limited
Elan Capital Corp. Ltd.
Elan Finance Corporation Ltd.
Elan International Insurance Ltd.
Elan International Management Ltd.
Elan International Portfolios Ltd.
Elan International Services Ltd.
Neuralab Limited
Elan Pharmaceutical Investments Ltd.
Quadrant Holdings (Bermuda) Limited